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                                     GLOBAL
                                      GOLD
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                                   CORPORATION
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             Global Gold Expands Into Uranium Exploration in Armenia
                                At Getik Property


Greenwich, CT--January 25, 2006 --Global Gold Corporation (OTCBB-GBGD) (www.globalgoldcorp.com) today announced the acquisition of the Getik gold and uranium exploration property. The license area is approximately 27 square kilometers and the property is located in the northeast of Armenia in the Geghargunik region. The exploration program is staged over a period of 3 years and is designed to pinpoint specific targets for drilling in the final year of the program. It expands Global Gold's activities beyond its operations at Toukhmanuk, Hankavan and surrounding areas in the North Central Armenian belt. Global also holds joint venture interests with Iberian Resources at the southern Armenian Marjan and Litchkvaz projects and a twenty percent participation right in any new exploration undertaken in Armenia by Sterlite Gold or its successors.

As part of the Soviet Union, the "Getik mineralized zone" was targeted for specific studies after regional exploration identified structural features interpreted as having potential for hosting economic mineralization. Initial exploration programs involved detailed geochemical and geophysical sampling resulting in a series of documented metallogenic anomalies considered to be prospective for economic ore deposits. Exploration was discontinued after the dissolution of the Soviet Union. In 1999, a series of surface sampling programs was conducted primarily targeting gold potential. Results of the work were reportedly not submitted for official approval but field maps indicate gold grades of 4.0-5.0 g/t.


In the 1970's, during the geochemical sampling works and geological mapping works, petrographic and petrochemical studies were undertaken for identification of the underlying bedrock. These studies concluded that the region is prospective for radioactive elements, including uranium. An exploration program utilizing personnel experienced in the exploration for radioactive elements was carried out over the region. Radiometric and gamma spectra methods were employed on closely spaced grids over the whole region. Peaks in the interpretation were sampled and reported to show potential for uranium elements. A suite of radioactive minerals were reported in the samples, including uraninite (uranium oxide). The uranium anomalies would appear to be concentrated on regional fault lines occurring within the lease.


      Global Gold Corporation o 104 Field Point Road o Greenwich, CT 06830
                     Phone: 203.422.2300 o Fax: 203.422.2330

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                                     GLOBAL
                                      GOLD
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                                   CORPORATION
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Global Gold Mining, LLC acquired the Getik property through a share purchase agreement with the Armenian company Athelea Investments, CJSC. At the January 31, 2006 closing of the transaction, 100,000 shares of Global Gold Corporation's common stock will be issued in exchange for 80% of Athelea which will be renamed the "Getik Mining Company, CJSC." Consistent with its company Code of Business Conduct and Ethics for all operations, the Getik property will be developed according to best practices for safety and environmental matters.


To the extent that statements in this press release are not strictly historical, including statements as to revenue projections, business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company's development, events conditioned on stockholder or other approval, or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Former Soviet country estimations are presented for historical reporting and to provide a basis for assessing Global Gold's choices for its business activities and not to be understood as indicating the existence of reserves or resources.

Global Gold Corporation is an international gold mining, development and exploration company with mining properties in Chile and Armenia. Global Gold Corporation is located at 104 Field Point Road, Greenwich, CT 06830. The main phone number is 203-422-2300. More information can be found at www.globalgoldcorp.com.

          Contact: Van Z. Krikorian, President-- ggc@globalgoldcorp.com


      Global Gold Corporation o 104 Field Point Road o Greenwich, CT 06830
                     Phone: 203.422.2300 o Fax: 203.422.2330